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                                                                    EXHIBIT 99.1
RELEASE:  IMMEDIATE


                          GETTY REALTY CORP. ANNOUNCES

                        FINANCIAL RESULTS FOR THE QUARTER

                    AND NINE MONTHS ENDED SEPTEMBER 30, 2003



         JERICHO, NY, NOVEMBER 3, 2003 --- Getty Realty Corp. (NYSE-GTY) today reported the Company's financial results for the quarter and nine months ended September 30, 2003.

         Net earnings for the quarter and nine months ended September 30, 2003 were $9.5 million and $27.5 million, respectively, as compared with $9.0 million and $27.5 million for the comparable prior year periods. Diluted earnings per common share for the quarter and nine months ended September 30, 2003 were $0.38 and $1.11, respectively, as compared with $0.36 and $1.11 for the comparable prior year periods.

         Funds from operations ("FFO") for the quarter and nine months ended September 30, 2003 were $11.2 million and $31.2 million, respectively, compared with $9.5 million and $29.4 million for the comparable prior year periods. The increase in FFO was principally due to the reduction in preferred stock dividends as a result of the redemption and conversion of the Company's outstanding Series A Participating Convertible Redeemable Preferred Stock (NYSE-GTY PrA) in the quarter ended September 30, 2003. FFO per diluted common share for the quarter and nine months ended September 30, 2003 was $0.45 and $1.37, respectively, as compared with $0.44 and $1.34 for the comparable prior year periods. The increase in FFO was offset by an increase in the weighted number of common shares outstanding in calculating FFO per share. Adjusted funds from operations ("AFFO") for the quarter and nine months ended September 30, 2003 were $9.8 million and $27.0 million, respectively, as compared with $7.8 million and $24.3 million for the comparable prior year periods. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

         In August 2003, the Company notified holders of the Preferred Stock that the Preferred Stock would be redeemed on September 24, 2003 for $25.00 per share plus a mandatory redemption dividend of $0.27118 per share. Prior to the redemption date, shareholders of 98% of the Preferred Stock exercised their right to convert 2,816,919 shares of Preferred Stock into 3,186,355 shares of Common Stock at the conversion rate of 1.1312 shares of Common Stock for each share of Preferred Stock so converted, and received cash in lieu of fractional shares of Common Stock. The remaining 48,849 shares of outstanding Preferred Stock were redeemed for an aggregate amount, including accrued dividends through the call date, of approximately $1,234,000. The Preferred Stock has ceased accruing dividends and trading on the NYSE.

         Revenues from rental properties for the quarter and nine months ended September 30, 2003 were $16.7 million and $50.0 million, respectively, as compared to $16.7 million and $50.4 million for the comparable prior year periods. Rental income received for the quarter and nine months ended September 30, 2003 was $15.3 million and $45.8 million, respectively, as compared with $15.1 million and $45.4 million for the comparable prior year periods. Revenues



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include deferred rental revenue accrued due to recognition of rental revenue on a straight-line basis of $1.4 million and $4.2 million for the quarter and nine months ended September 30, 2003, respectively, and $1.7 million and $5.1 million for the comparable prior year periods. Deferred rental revenue is included in net earnings and FFO but is excluded from AFFO.

         Rental property expenses for the quarter and nine months ended September 30, 2003 were $2.6 million and $8.2 million, respectively, as compared to $2.9 million and $9.1 million for the comparable prior year periods. The decrease was primarily due to a reduction in rent expense as a result of the exercise of lease purchase options, including the purchase of 41 properties in May 2003.

         Environmental expenses, net of estimated recoveries for the quarter and nine months ended September 30, 2003 were $1.9 million and $5.6 million, respectively, as compared to $2.4 million and $5.7 million for the comparable prior year periods. Environmental expenses include a net change in estimated environmental costs of $1.2 million and $3.2 million, respectively, for the quarter and nine months ended September 30, 2003, which decreased by $0.7 million and $1.4 million, respectively, from the comparable prior year periods. The net change in estimated environmental costs for 2003 is due primarily to reductions in recoveries from state underground storage tank reimbursement funds. The decreases in the change in estimated environmental costs were partially offset by accretion expense of $0.2 million and $0.7 million recorded for the quarter and nine months ended September 30, 2003, respectively, due to the increase in present value, resulting from the passage of time, of the net environmental liability recorded as of January 1, 2003 and $0.6 million of higher legal fees and environmental litigation expenses recorded during the nine months ended September 30, 2003.

         Getty Realty's Third Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, November 4, 2003 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 1-913-981-5507 five to ten minutes before the scheduled start time and reference pass code 691822. If you cannot participate in the live event, a replay will be available beginning on November 4, 2003 at noon though midnight, November 7, 2003. To access the replay, please dial 1-719-457-0820 and reference passcode 691822.

         Getty Realty Corp. is a real estate investment trust specializing in the ownership and leasing of retail motor fuel and convenience store properties as well as petroleum distribution terminals. The Company owns and leases approximately 1,100 properties in the Eastern United States.

         CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED HEREIN, THE WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.


                                     -more-

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

----------------------------------------------------------------------------------------------------------------------
                                                Three months ended September 30,      Nine months ended September 30,
----------------------------------------------------------------------------------------------------------------------
                                                     2003           2002                  2003            2002
----------------------------------------------------------------------------------------------------------------------
Revenues:
   Revenues from rental properties                 $ 16,676        $ 16,746             $ 50,025        $ 50,425
   Other income, net                                    475             637                1,238           1,989
                                                   --------        --------             --------        --------
     Total revenues                                  17,151          17,383               51,263          52,414
                                                   --------        --------             --------        --------
Expenses:
   Rental property expenses                           2,573           2,885                8,157           9,051
   Environmental expenses, net                        1,868           2,351                5,581           5,657
   General and administrative expenses                1,128             965                3,028           3,254
   Depreciation expense                               2,083           2,174                6,394           6,815
   Interest expense                                      32              35                   98             100
                                                   --------        --------             --------        --------
     Total expenses                                   7,684           8,410               23,258          24,877
                                                   --------        --------             --------        --------
Net earnings before cumulative effect of
   accounting change                                  9,467           8,973               28,005          27,537

Cumulative effect of accounting change                   --              --                 (550)             --
                                                   --------        --------             --------        --------
Net earnings                                          9,467           8,973               27,455          27,537

Preferred stock dividends                                13           1,272                2,538           3,816
                                                   --------        --------             --------        --------

Net earnings applicable to common shareholders     $  9,454        $  7,701             $ 24,917        $ 23,721
                                                   ========        ========             ========        ========


Net earnings per common share:
   Basic                                           $    .38        $    .36             $   1.11        $   1.11
   Diluted                                         $    .38        $    .36             $   1.11        $   1.11

Weighted average common shares outstanding:
   Basic                                             24,703          21,441               22,530          21,433
   Diluted                                           24,726          21,450               22,546          21,443

Dividends declared per share:
   Preferred                                       $ .27118        $ .44375             $1.15868        $1.33125
   Common                                          $ .42500        $ .41250             $1.25000        $1.23750




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                       GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)


----------------------------------------------------------------------------------------------------------------
                                                                                 September 30,     December 31,
----------------------------------------------------------------------------------------------------------------
Assets:                                                                               2003           2002
----------------------------------------------------------------------------------------------------------------
Real Estate:
   Land                                                                            $ 143,865      $ 135,372
   Buildings and improvements                                                        176,591        172,682
                                                                                   ---------      ---------
                                                                                     320,456        308,054
   Less - accumulated depreciation                                                   (99,497)       (93,986)
                                                                                   ---------      ---------
     Real estate, net                                                                220,959        214,068
Cash and equivalents                                                                  21,310         33,726
Deferred rent receivable                                                              19,341         15,116
Recoveries from state underground storage tank funds, net                             10,613         13,396
Mortgages and accounts receivable, net                                                 3,446          5,193
Prepaid expenses and other assets                                                        703            992
                                                                                   ---------      ---------
     Total assets                                                                  $ 276,372      $ 282,491
                                                                                   =========      =========

----------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity:
----------------------------------------------------------------------------------------------------------------

Environmental remediation costs                                                    $  26,795      $  27,924
Dividends payable                                                                     10,479         10,379
Accounts payable and accrued expenses                                                  9,080          9,839
Mortgages payable                                                                        865            923
                                                                                   ---------      ---------
     Total liabilities                                                                47,219         49,065
                                                                                   ---------      ---------
Commitments and contingencies
Shareholders' equity:
   Preferred stock, par value $.01 per share; authorized 20,000,000 shares for issuance in series of which 3,000,000 shares are classified as Series A
     Participating Convertible Redeemable Preferred; issued 2,865,768 at
     December 31, 2002                                                                    --         71,644
   Common stock, par value $.01 per share; authorized 50,000,000 shares; issued
     24,655,375 at September 30, 2003 and 21,442,299 at December 31, 2002                247            214
   Paid-in capital                                                                   257,282        186,664
   Dividends paid in excess of earnings                                              (28,376)       (25,096)
                                                                                   ---------      ---------
     Total shareholders' equity                                                      229,153        233,426
                                                                                   ---------      ---------
     Total liabilities and shareholders' equity                                    $ 276,372      $ 282,491
                                                                                   =========      =========




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                       GETTY REALTY CORP. AND SUBSIDIARIES
                        RECONCILIATION OF NET EARNINGS TO
                            FUNDS FROM OPERATIONS AND
                         ADJUSTED FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


----------------------------------------------------------------------------------------------------------------------------------
                                                               Three months ended September 30,    Nine months ended September 30,
----------------------------------------------------------------------------------------------------------------------------------
                                                                    2003          2002                  2003          2002
----------------------------------------------------------------------------------------------------------------------------------
Net earnings                                                      $  9,467      $  8,973              $ 27,455      $ 27,537
Preferred stock dividends                                              (13)       (1,272)               (2,538)       (3,816)
                                                                  --------      --------              --------      --------
Net earnings applicable to common shareholders                       9,454         7,701                24,917        23,721
Depreciation expense                                                 2,083         2,174                 6,394         6,815
Gains on sales of real estate                                         (331)         (362)                 (625)       (1,178)
Cumulative effect of accounting change                                  --            --                   550            --
                                                                  --------      --------              --------      --------
Funds from operations                                               11,206         9,513                31,236        29,358
Straight-line rent                                                  (1,409)       (1,675)               (4,225)       (5,053)
                                                                  --------      --------              --------      --------
Adjusted funds from operations                                    $  9,797      $  7,838              $ 27,011      $ 24,305
                                                                  ========      ========              ========      ========

Diluted funds from operations per common share (a)                $    .45      $    .44              $   1.37      $   1.34

Diluted weighted average number of common shares outstanding:
  Used to calculate net earnings per share                          24,726        21,450                22,546        21,443
  Assumed conversion of preferred shares                                --         3,241                 2,162         3,241
                                                                  --------      --------              --------      --------
  Used to calculate funds from operations per share                 24,726        24,691                24,708        24,684
                                                                  ========      ========              ========      ========


(a) Diluted funds from operations per common share is computed by dividing funds from operations by the weighted average number of common share equivalents outstanding during the period and gives effect, for the three months ended September 30, 2003, to the conversion of Series A Participating Convertible Redeemable Preferred Stock into 3,186,000 shares of common stock as if the conversion had occurred at the beginning of the period and, for the nine months ended September 30, 2003 and the quarter and nine months ended September 30, 2002, to the potential dilution from the assumed conversion of preferred stock into common stock utilizing the two class method. Accordingly, preferred stock dividends are added back to funds from operations, which equates to $11,219,000 and $34,774,000 for the quarter and nine months ended September 30, 2003, respectively, and $10,785,000 and $33,174,000 for the comparable prior year periods, which sums are then divided by the diluted weighted average number of common share equivalents outstanding for the respective periods.

         FUNDS FROM OPERATIONS ("FFO") IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REAL ESTATE INVESTMENT TRUSTS. IN ACCORDANCE WITH THE NATIONAL ASSOCIATION OF REAL ESTATE INVESTMENT TRUSTS' DEFINITION, FFO IS DEFINED AS NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS BEFORE DEPRECIATION AND AMORTIZATION, GAINS OR LOSSES ON SALES OF REAL ESTATE, DISCONTINUED OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE. ADJUSTED FUNDS FROM OPERATIONS ("AFFO") IS A SUPPLEMENTAL NON-GAAP MEASURE THAT WE DEFINE AS FFO LESS STRAIGHT-LINE RENT. AFFO IS A MEANINGFUL SUPPLEMENTAL MEASURE OF PERFORMANCE DUE TO THE SIGNIFICANT IMPACT OF STRAIGHT-LINE RENT ON OUR NET EARNINGS AND FFO. NEITHER FFO NOR AFFO REPRESENTS CASH GENERATED FROM OPERATING ACTIVITIES IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THEREFORE SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR NET INCOME OR AS A MEASURE OF LIQUIDITY.

Contact:  Thomas J. Stirnweis
          (516) 478-5403